Exhibit 99.1

For Further Information:

David A. Crittenden

Chief Financial Officer

dcrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Announces First Quarter 2015 Earnings Release and Conference Call Dates and Provides Outlook

Warren, MI – April 1, 2015 — Universal Truckload Services, Inc. (NASDAQ: UACL), announced today the planned release of first quarter 2015 financial results on Wednesday, April 29, 2015, immediately prior to the beginning of our annual shareholders’ meeting at 10:00 a.m. EDT.

The next day, Thursday, April 30, 2015, we invite investors and analysts to also participate in our quarterly earnings conference call. During the call, Jeff Rogers, CEO, and David Crittenden, CFO, will discuss Universal’s first quarter 2015 financial performance, the demand outlook in our key markets, and trends impacting our business.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 AM EDT
Date:	Thursday, April 30, 2015
Call Toll Free:	(866) 622-0924
International Dial-in:	+1 (660) 422-4956
Conference ID:	15331186

A replay of the conference will be available beginning two hours after the call through May 27, 2015, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 15331186. The call will also be available on investors.goutsi.com.

Based on information available as of April 1, 2015, we expect to report earnings per diluted share in the range of $0.26 to $0.29 for the first quarter of 2015, compared to $0.27 per share in first quarter 2014, based on total operating revenues anticipated to range from $260.0 million to $266.0 million. Earnings before interest, taxes and depreciation, or “EBITDA,” should exceed $23.7 million in first quarter 2015 compared to $22.3 million in first quarter 2014. We expect income from operations in the range of $14.6 million to $15.4 million, which compares to $14.6 million in the first quarter of 2014.

Our estimated first quarter financial performance reflects lower than expected demand in February and March for our truckload transportation services, particularly in our steel, energy and other heavy haul businesses, coupled with lower fuel surcharges. Revenues from continuing logistics operations are also expected to be modestly lower than anticipated in early February, while results from our intermodal services have continued recent trends. Our first quarter 2015 income from operations will reflect the impact of capital investments in 2014 totaling $59.8 million, which were somewhat higher than prior years. Additionally, net income will include moderately higher interest expense due to higher effective rates on our outstanding debt.

About Universal

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, intermodal, and value-added services.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements, such as management’s views with respect to future events and financial performance. Forward-looking statements identify prospective information. They are based on information available at the time and/or management’s good faith belief with respect to future events, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are by nature subject to operational, financial and legal uncertainties and risks, including a number of factors that may cause actual results to differ materially from the expectations described. Such factors include, but are not limited to underlying and seasonal demand trends in key markets we serve, our exposure to cargo loss, accidents and other damage claims resulting from our operations, the costs and potential liabilities related to compliance with or violation of governmental laws and regulations, and challenges associated with our ability to consummate and integrate acquisitions. Additional information about the factors that may adversely affect forward-looking statements is contained in Universal’s Form 10-K for the 2014 fiscal year and other reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.